UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2021

NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana Street, Suite 3900, Houston, Texas 77002
(Address of Principal Executive Offices) (Zip Code)

(713) 574-1880
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Series C Convertible Preferred Stock Purchase Agreements

On March 26, 2021,  NextDecade Corporation (the “Company”) entered into a Series C Convertible Preferred Stock Purchase Agreement (the “Series C Stock Purchase Agreement”) with OGCI Climate Investments Holdings LLP (the “Purchaser”) pursuant to which the Company agreed to sell, and the Purchaser agreed to purchase, shares of the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), together with associated Warrants (as defined below), for an aggregate purchase price of $10 million.  The consummation of the transactions contemplated by the Series C Stock Purchase Agreement is expected to occur on or prior to April 16, 2021 (the “Closing Date”), subject to customary closing conditions.

The Company is conducting the offering of the Series C Preferred Stock (the “Offering”) in reliance on the exemption from registration requirements provided by Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable Securities Act exemptions available to the Company.

The following summary of the material terms of the Series C Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Series C Stock Purchase Agreement attached hereto as Exhibit 10.1.

Purchase Price. The purchase price of the Series C Preferred Stock is $1,000 per share, for a total purchase price of $10 million (the “Aggregate Purchase Price”).

Number of Shares of Series C Preferred Stock.  The Purchaser has agreed to purchase an aggregate of 10,000 shares of Series C Preferred Stock for the Aggregate Purchase Price, excluding additional shares of Series C Preferred Stock to be issued to the Purchaser as an origination fee for the Offering (described below) .

Origination Fee.  The Company will issue as an origination fee to the Purchaser a number of additional shares of Series C Preferred Stock equal to approximately two percent (2%) of the shares of Series C Preferred Stock purchased by the Purchaser under its Series C Stock Purchase Agreement.  The Purchaser will receive 200 shares of Series C Preferred Stock as an origination fee.

Representations, Warranties and Covenants.  The Series C Stock Purchase Agreement contains customary representations, warranties and covenants from the Company and the Purchaser.

Other Agreements.  Additional agreements are required to be executed and delivered on the Closing Date, including the Warrant Agreement and the Registration Rights Agreement.  Forms of these agreements are summarized below and are attached as exhibits hereto.

Certificate of Designations of Series C Preferred Stock

The rights and designations of the Series C Preferred Stock are set forth in the Certificate of Designations of Series C Convertible Preferred Stock (the “Series C Certificate of Designations”).  Pursuant to the Series C Certificate of Designations, the Company is authorized to issue up to 166,364 shares of Series C Preferred Stock.  Following the Offering, 35,190 shares of Series C Preferred Stock will be outstanding.

The following summary of the material terms of the Series C Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Series C Certificate of Designations, which is attached hereto as Exhibit 3.1.

Optional Conversion.  The Company has the option to convert all, but not less than all, of the Series C Preferred Stock into shares of common stock, par value $0.0001 per share (the “Common Stock”), at a conversion price of $2.9632 per share of Common Stock (the “Conversion Price”) on any date on which the volume weighted average trading price of shares of Common Stock for each trading day during any sixty (60) of the prior ninety (90) trading days is equal to or greater than 175% of the conversion price of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and Series B Convertible Preferred Stock (the “Series B Preferred Stock”), in each case subject to certain terms and conditions.  In the event that the Company elects to convert the Series C Preferred Stock, the Company must also convert each series of then-issued and outstanding Parity Stock (as defined in the Series C Certificate of Designations) at the same time (if, with respect to Parity Stock issued after the Original Issue Date (as defined in the Series C Certificate of Designations) such forced conversion is permitted in accordance with the terms of and with respect to such Parity Stock).

Mandatory Conversion.  The Company must convert all of the Series C Preferred Stock into shares of Common Stock at the Conversion Price on the earlier of (i) ten (10) Business Days (as defined in the Series C Certificate of Designations) following a FID Event (as defined in the Series C Certificate of Designations) and (ii) March 17, 2031, the tenth (10th) anniversary of the date of the Series C Certificate of Designations.

Dividends.  The Series C Preferred Stock accrues dividends on the Series C Liquidation Preference (as defined in the Series C Certificate of Designations), which will be cumulative and accrue at a rate of twelve percent (12%) per annum.  The dividends will be payable quarterly in cash or in-kind, at the Company’s option.  The Series C Preferred Stock will also participate, on an as-converted basis, in any dividends paid to the holders of shares of Common Stock.  The Company currently anticipates that it will elect to pay dividends on the Series C Preferred Stock in-kind, rather than in cash.

Anti-Dilution.  The Conversion Price and the exercise price for the Warrants (as described below) will be subject to proportional adjustment for certain transactions relating to the Company’s capital stock, including stock splits, stock dividends and similar transactions and the Conversion Price will be subject to adjustments to reflect additional issuances of Common Stock, subject to certain exceptions.

Limitation on Conversion.  Unless and until the Company has obtained stockholder approval in accordance with Nasdaq Listing Rule 5635(d) to permit the issuance of the maximum number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock and exercise of the Warrants (as defined below) issued in the Offering (the “Required Approval”), the number of shares of Common Stock that may be issued (i) under the Series C Certificate of Designations, including upon the conversion of dividends paid-in-kind as shares of Series C Preferred Stock (“PIK Shares”), and (ii) upon the exercise of Warrants issued in connection with the Series C Convertible Preferred Stock, in the aggregate, may not exceed 19.99% of the total shares of Common Stock issued and outstanding as of the effective date of the Series C Purchase Agreements (the “Maximum Amount”). The holders of Series C Preferred Stock shall not be entitled to vote any shares of Series C Preferred Stock for the Required Approval.

Pursuant to the Series C Certificate of Designations, the Company will use commercially reasonable best efforts to obtain the Required Approval at its annual meeting of stockholders to be held on or before June 30, 2021.

Warrant Agreements

The following summary of the material terms of the Warrant Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Warrant Agreement, which is attached hereto as Exhibit 4.1.

Warrants.  The Series C Preferred Stock will be issued with detached warrants (the “Warrants”).  The Warrants will represent the right to acquire in the aggregate a number of shares of Common Stock equal to approximately 14.2 basis points (0.142%) of all outstanding shares of Common Stock, measured on a fully diluted basis, on the exercise date for an exercise price of $0.01 per share.   The Warrants will have a fixed three-year term commencing on the Closing Date.

Warrant Exercise.  The Warrants may only be exercised by holders of Warrants at the expiration of such three-year term, except that the Company can force exercise of the Warrants prior to the expiration of the term if (i) the volume weighted average trading price of shares of Common Stock for each trading day during any sixty (60) of the prior ninety (90) trading days is equal to or greater than 175% of the conversion price of the Series A Preferred Stock and the Series B Preferred Stock and (ii) the Company simultaneously elects to force a mandatory exercise of all other warrants then-outstanding and unexercised and held by any holder of Parity Stock (as defined in the Series C Certificate of Designations).

Limitation on Exercise.  Unless and until the Company has obtained the Required Approval, the number of shares of Common Stock that may be issued (i) under the Series C Certificate of Designations, including upon conversion of PIK Shares, and (ii) upon the exercise of Warrants issued in the Offering, in the aggregate, may not exceed the Maximum Amount.

Registration Rights Agreements

The holders of shares of Series C Preferred Stock will have customary demand and piggy-back registration rights covering shares of Common Stock underlying (i) the Series C Preferred Stock (including any Common Stock underlying the Series C Preferred Stock issued (a) as PIK Shares, and (b) in respect of the origination fees), and (ii) the Warrants pursuant to the Registration Rights Agreements.  The foregoing summary of the material terms of the Registration Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Registration Rights Agreement, which is attached hereto as Exhibit 10.2.

No Offer or Solicitation

THE INFORMATION CONTAINED IN THIS CURRENT REPORT ON FORM 8-K IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF SERIES C PREFERRED STOCK OR ANY OTHER SECURITIES OF THE COMPANY. THE SHARES OF SERIES C PREFERRED STOCK AND THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE COMPANY IS FILING THIS CURRENT REPORT ON FORM 8-K WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION FOR THE SOLE PURPOSE OF REPORTING ITS ENTRY INTO THE SERIES C STOCK PURCHASE AGREEMENTS, AS REQUIRED BY THE RULES AND REGULATIONS OF THE COMMISSION.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.02.

Item 7.01. Regulation FD Disclosure.

On March 29, 2021, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

3.1(1)	Certificate of Designations of Series C Convertible Preferred Stock, dated as of March 17, 2021
4.1(2)	Form of Warrant
10.1*	Series C Convertible Preferred Stock Purchase Agreement, dated as of March 26, 2021
10.2(3)	Form of Registration Rights Agreement
99.1**	Press Release, dated March 29, 2021

(1)	Incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K, filed March 18, 2021.
(2)	Incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K, filed March 18, 2021.
(3)	Incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K, filed March 18, 2021.
*	Filed herewith.
**	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2021

NEXTDECADE CORPORATION

By:	/s/ Krysta De Lima
Name: Krysta De Lima
Title: General Counsel